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                                                                 Exhibit 10(b)
                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (the "Agreement") made and entered into as of the ___ day of January, 1996, by and between Vanguard Cellular Systems, Inc., a North Carolina corporation (the "Consultant"), and Inter(bullet)Act Systems, Incorporated, a North Carolina corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company is desirous of engaging the Consultant to provide certain consulting services to the Company and the Consultant is desirous of accepting such engagement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

         1. Engagement as Consultant. The Company hereby engages the Consultant to perform consulting services to the Company and the Consultant hereby accepts such engagement and agrees to provide consulting services in accordance with the terms of this Agreement.

         2. Duties of Consultant. The Consultant agrees to provide one of its executive employees to serve in the role of Chief Operating Officer (the "COO") of the Company, and to perform such other consulting services as may be requested by the Company's Board of Directors. The person named to the position of the COO shall at all times be satisfactory to the Company's Board of Directors. The COO shall be elected by the Board as President and Chief Operating Officer, and he shall have all authority that those offices imply. The Consultant will make the person named as COO available on a full-time basis to perform the aforedescribed services on behalf of the Consultant throughout the term of the Agreement unless replaced by the Consultant. The Consultant may provide other personnel to render services to the Company under this Agreement from time to time, subject to approval by the Company's Board of Directors. The person initially delegated by the Consultant to serve as COO is Aretas E. Stearns ("Stearns"), who the Company acknowledges is satisfactory to its Board of Directors.

         3. Term. This Agreement shall commence as of the date hereof and shall continue in effect unless written notice of termination is given by either party to the other, which notice shall operate to terminate this Agreement effective as of the end of the calendar month following the month in which such notice is given.

         4. Consulting Fee. For services rendered hereunder, the Company will pay to the Consultant an amount equal to the Consultant's expenses incurred in connection with providing consulting services to the Company, including without limitation, the entire compensation expense paid by the Consultant to or behalf of the COO, including without limitation salary, bonuses, and fringe benefits, and, with respect to any other employees of the Consultant assigned to perform services hereunder, similar out-of-pocket expenses paid by the Consultant, prorated based on the amount of time of such employee devoted to the performance of consulting services thereunder. In addition, the Company will reimburse to the COO and any other person designated by the Consultant to perform services




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hereunder for all normal out-of-pocket business expenses, including travel, meals, lodging and similar expenses and all expenses related to his relocation in Connecticut. It is expressly understood and agreed that all employees of the Consultant performing services on behalf of the Consultant hereunder shall remain the employees of the Consultant and shall not be deemed to be employees of the Company for any purpose.

         5. Disclosure of Information. Consultant shall not for any reason or at any time, whether during or after the term of this Agreement, disclose to any person (except to the extent that the proper performance of this Agreement may require disclosure to employees of the Company or its subsidiaries) any secret or confidential information obtained by the Consultant in the course of, or as a result of, performance of this Agreement, which secret or confidential information relates to the Company or any subsidiary corporation, unless so authorized by the Board of Directors of the Company. Any information that (a) was known prior to receipt from the Company free of any obligation to keep such information confidential, or (b) is disclosed to third parties by the Company without any requirement of confidentiality or which becomes publicly available other than by unauthorized disclosures, or (c) is independently developed by Consultant or Stearns without reliance on any secret or confidential information as evidenced by its or his records, or (d) is disclosed as compelled by law, shall not be deemed to be secret or confidential for purposes of this Agreement. In the event of a breach or threatened breach by the Consultant of the provisions of this paragraph, the Company shall be entitled to an injunction restraining the Consultant from disclosing, in whole or in part, any such secret or confidential information; provided, however, that nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available for any such breach or threatened breach, including the recovery of damages from the Consultant.

         6. Rights to Materials. All records, files, memoranda, reports, price lists, customer lists, plans, drawing, sketches, documents and the like (together with all copies thereof) relating to the business of the Company that the Consultant shall use or prepare or come into contact with in the course or, or as a result of, the performance of this Agreement (except those in existence prior to date of this Agreement and owned by the Consultant) shall remain the sole property of the Company. Upon termination of this Agreement or upon the prior demand of the Company, the Consultant shall immediately return all such materials to the Company.

         7. Rights to Inventions. Any and all methods, inventions, patents, trademarks, and other materials developed by the Consultant in performing its duties under this Agreement shall be and at all times remain the sole and absolute property of the Company. The Consultant agrees to file such patents, trademarks and copyrights and to take such other action as shall be reasonably requested by the Company to perfect its ownership rights in such properties, all at the expense of the Company.

         8. Indemnification. The Company agrees to indemnify and hold harmless the Consultant and the COO for all acts or decisions made by either of them in good faith while performing services for the Company pursuant to this Agreement, other than for acts or decisions constituting gross negligence or willful misconduct. The Company shall pay all expenses, including reasonable attorneys fees, actually and necessarily incurred by the Consultant or the COO in connection with the investigation

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or defense of any claim or proceeding against them, including the cost of court settlements arising out of such acts or decisions.

         9.       Miscellaneous Provisions.

         (a) All notices required or permitted to be given hereunder shall be given in writing and either personally delivered, or delivered by confirmed fax or overnight mail. If notices are given to the Company, they shall be addressed to:

                     Inter(bullet)Act Systems, Incorporated
                     14 Westport Avenue
                     Norwalk, Connecticut 06851
                     Attention: Vice Chairman

         If notices are to the Consultant, they shall be addressed to:

                       Vanguard Cellular Systems, Inc.
                       2002 Pisgah Church Road, Suite 300
                       Greensboro, North Carolina 27455
                       Attention: President

         (b) This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing signed by the party against whom such modification or agreement is sought to be enforced.

         (c) This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina, without regard to principles of conflicts of laws..

         (d) This Agreement shall enure to the benefit of and shall be binding upon the parties and their respective heirs, successors and their assigns; provided, however, that the Consultant may not assign this Agreement without the prior written consent of the Company.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                       INTER(bullet)ACT SYSTEMS, INCORPORATED



                                       By:
                                                  President


                                       VANGUARD CELLULAR SYSTEMS, INC.



                                       By:
                                                  President



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